UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

 to

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PHARMAMED, INC.

(Exact name of registrant as specified in its charter)

Delaware	1389	46-5523659
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Daniel Gallagher

9435 Bormet Drive, Unit 1A

Mokena, IL 60448

1-708-267-9998

daniel@pathwaysfinancial.biz

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Agent for Service:

Business Filings Incorporated

108 West 13th Street

Wilmington, DE 19801

Telephone: (800) 981-7183

(Name, address, including zip code, and telephone

number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock

Total	10,000,000	$10.00	$100,000,000	$12,880

(1)	Offering price computed in accordance with Rule 457 (c).

Pursuant to Rule 416, this Registration Statement includes such indeterminate number of additional securities as may be required for issuance as a result of any stock dividends, stock splits or similar transactions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS

PHARMAMED. INC

Common Stock

PROSPECTUS

SUBJECT TO COMPLETION, DATED ___________, 2014

10,000,000 Shares of Common Stock

_____________________________________________

Pharmamed, Inc is offering up to 10,000,000 common shares with a par value of $0.0001 at an offering price of $10.00 per share. There is currently no public market for the common stock, moreover,

1.	This is a "self-underwritten" public offering, with no minimum purchase requirement
2.	Pharmamed Inc is not using an underwriter for this offering; and
3.	There is no arrangement to place the proceeds from this offering in an escrow, trust or similar account.

The offering will commence on the effective date of this prospectus and will terminate on or before December 31, 2015.  We will not extend the offering beyond the termination date.  In our sole discretion, we may terminate the offering before all of the common shares are sold.

There is no market for our securities.  Our common stock is presently not traded on any public market or securities exchange, and we have not applied for listing or quotation on any public market.

We will sell the common shares ourselves and do not plan to use underwriters or pay any commissions.  We will be selling our common shares using our best efforts and no one has agreed to buy any of our common shares.  There is no minimum amount of common shares we must sell.  As such, no funds raised from the sale of our common shares will go into escrow, trust or another similar arrangement.  Because there is no minimum to our offering, if we fail to raise enough capital to commence operations, investors could lose their entire investment and will not be entitled to a refund. However, we feel we need to raise a minimum of $25,000,000 to implement our business plan .

Our current Officer and Director Mr. Daniel Gallagher and Geoffrey Thompson will attempt to sell the shares on a best efforts basis for a period of up to twelve months from the effective date of this registration statement. The offering is not contingent upon any event or the sale of a minimum or maximum number of shares.

This offering involves a high degree of risk; see "Risk Factors" beginning on page 8 to read about factors you should consider before buying shares of the common stock.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, may elect to comply with certain reduced public company reporting requirements for future filings. Please refer to discussions under “Prospectus Summary,” “Risk Factors,” and “Management’s Discussion and Analysis” herein of how and when we may lose emerging growth company status and the various exemptions that are available to us.

Pharmamed Inc is a development stage company and currently has no operations. The Company has nominal assets, as such under Rule 144(i)(1) we are defined as a shell company. There is a high degree of risk involved with any investment in the shares offered herein. You should only purchase shares if you can afford a loss of your entire investment. Our independent auditor has issued an audit opinion for Pharmamed Inc which includes a statement expressing substantial doubt as to our ability to continue as a going concern. As of the date of this prospectus, our stock is presently not traded on any market or securities exchange. Further, there is no assurance that a trading market for our securities will ever develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Proceeds of the Offering
	Per Common Share	Total
Offering Price	$10.00	$100,000,000
Proceeds to registrant, before expenses	$10.00	$100,000,000

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK.  FOR A DESCRIPTION OF CERTAIN IMPORTANT FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE  4 OF THIS PROSPECTUS.

The date of this prospectus is ___________, 2014.

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 8 and the financial statements.

We were incorporated on April 25th as Koala Unlimited Inc. On June 6, 2014 the Company amended its Articles of Incorporation and changed its name to Pharmamed Inc which management felt better described its proposed business operations.

We plan to lease growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. Additionally, we plan to provide a variety of services to the cannabis industry, such as compliance, support and consulting.

The Offering

The purchase of the securities offered by this prospectus involves a high degree of risk.  Risk factors include the lack of any relevant operating history, losses since we were incorporated, the possible need for us to sell shares of our common stock or other securities to raise capital.  In addition, our auditors, in their report on our financial statements for the period ended June 30, 2014 expressed substantial doubt as to our ability to continue in business.  See the “Risk Factors” section of this prospectus below for additional Risk Factors.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

No dealer, salesperson or any other person is authorized in connection with this offering to give any information or make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any circumstance in which the offer or solicitation is not authorized or is unlawful.

FORWARD-LOOKING INFORMATION

This prospectus and the exhibits attached hereto contain “forward-looking statements”. Such forward-looking statements concern the Company’s anticipated results and developments in the Company’s operations in future periods, including plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements.

Some of the important risks and uncertainties that could affect forward-looking statements are described further under the section headings “Risk Factors and Uncertainties”, “Description of the Business” and “Management’s Discussion and Analysis” of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events “except as required by law” .

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the “Risk Factors and Uncertainties” section and our consolidated financial statements and the related notes before deciding to invest in shares of our common stock.

Unless otherwise indicated, any reference to “the Company”, “Pharmamed” or “we”, “us”, or “our” refers to Pharmamed Inc.

PROSPECTUS SUMMARY

Company Overview

Pharmamed Inc is a development stage company incorporated on April 25, 2014 under the laws of the State of Delaware. Our fiscal year end is December 31.  Our principal office is located at 9435 Bormet Drive Unit 1A Mokena, IL 60448.   Our telephone number is 708-267-9998 and our e-mail is daniel@pathwaysfinancial.biz

Since becoming incorporated, we have not made any significant purchases or sales of assets, nor have we been involved in any mergers, acquisitions or consolidations and have no intentions of doings so. Pharmamed has never declared bankruptcy, never been in receivership, and never been involved in any legal actions or proceedings.

We were incorporated on April 25th as Koala Unlimited Inc. On June 6, 2014 the Company amended its Articles of Incorporation and changed its name to Pharmamed Inc which management felt better described its proposed business operations.

We plan to lease growing space and related facilities to licensed marijuana growers and dispensary owners for their operations. Additionally, we plan to provide a variety of services to the cannabis industry, such as compliance, support and consulting.

As of June 30, 2014, the date of company's last financial statements, Pharmamed has raised $1,950 through the sale of common stock. This sale was a purchase of 19,500,000 shares by the Company’s officer and director Daniel Gallagher and by the other founding shareholders.

As of June 30, 2014, we had $1,360 of cash on hand and had expenses from inception April 25, 2014 to June 30, 2014 of $4,865, which was related to corporate start-up fees. As of the date of this prospectus, we have not yet generated or realized any revenues from our business operations. The Company believes that we will need a minimum $50,000 to maintain the corporate entity, accounting and filings over the next 12 months and a minimum of $25,000,000 to carry out our operations and marketing preparation for the next 12 months.  For our audited financial information please see “Financial Statement” within this document below.

Shell Company Status

We are considered a shell company as defined by Rule 12b-2 of the Exchange Act.  Rule 12b-2 defines a shell company as a registrant that has nominal operations and assets consisting solely of cash and cash equivalents and nominal other assets.  Our shell company status prevents the resale of our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company.  We caution investors as to the highly illiquid nature of an investment in our shares.   In addition, until our shell company status has been removed, we will be unable to register shares for issuance in equity compensation plans and agreements on Form S-8.

Terms of Offering

This is a self-underwritten public offering with no minimum purchase requirement.  Common shares will be offered on a best efforts basis and we do not intend to use an underwriter for this offering.  We do not have an arrangement to place the proceeds from this offering in an escrow, trust, or similar account.  And funds raised from the offering will be immediately available to us for our immediate use.

Market for our common stock

Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.

Use of proce

Management

As of the date of this prospectus, Pharmamed has two Directors, Geoffrey Thompson and Daniel Gallagher (President, Treasurer, CFO, CEO, and Secretary). Our Officer has assumed responsibility for all planning, development and operational duties, and will continue to do so throughout the beginning stages of the business plan.

The Offering

Pharmamed Inc. is offering up to 10,000,000 shares of common stock at an offering price of $10.00 per share. There is currently no public market for our common stock. Moreover, there is no trading symbol assigned to the common stock. Our Officer and Director currently owns 9,000,000 shares of restricted common stock.

Potential investors must be aware that if we are unable to raise proceeds through this offering we will be unable to complete our business plan, resulting in businesses failure and a complete loss of any investment made into the Company.

JOBS Act

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company,” it will, among other things:

  be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example:  “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”.
  be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;
  be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;
  be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and, be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

  the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;
  the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;
  the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or
  the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

RISK FACTORS

This section of the prospectus discloses all material risks known to us.  We do not make, nor have we authorized any other person to make, any representation about the future market value of our common stock.  In addition to the other information contained in this prospectus, the following factors should be considered carefully in evaluating an investment in our securities.  If any of the risks discussed below materialize, our common stock could decline in value or become worthless.

The price of our common stock was set arbitrarily

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  We are offering the common shares at a price of $10.00 per share.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share and was entirely arbitrary and is a significant increase in price since inception in April. The price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

No underwriter has engaged in any due diligence

No underwriter has engaged in any due diligence activities, including confirming the accuracy of the disclosure in the prospectus and providing input as to the offering price.

Market Information

 There is presently no public market for Pharmamed’s common stock. Pharmamed anticipates applying for trading of its common stock on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”) upon the effectiveness of the registration statement of which this prospectus forms a part. However, Pharmamed can provide no assurance that its shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. A public market for our common stock may never develop for several reasons, including the risks posed by the uncertain legal landscape pertaining to the sale of marijuana.

We have a limited operating history and may never be profitable.  Since we have not yet recently commenced operations under our new business plan, it is difficult for potential investors to evaluate our business. We will need to raise additional capital in order to fund our operations. We will need to raise a minimum of $25 million in this offering to implement our business plan. There can be no assurance that we will be profitable or that the shares which may be sold in this offering will have any value.

There is substantial doubt about our ability to continue as a going concern.  Our financial statements have been prepared on a going concern basis which assumes we will be able to realize its assets and discharge our liabilities in the normal course of business for the foreseeable future.   As of June 30. 2014, we had $1,360 of cash on hand. We incurred a loss since Inception (April 25, 2014) resulting in an accumulated deficit of $(4,865) as of June 30, 2014 and further losses are anticipated in the development of our business.

Our ability to continue as a going concern is dependent upon our becoming profitable in the future and, or, obtaining the necessary financing to meet our obligations and repay its liabilities arising from normal business operations when they come due. There is no guarantee that we will be successful in achieving these objectives.

On June 10th, 2014 we signed an agreement with Lambert Private Equity, LLC. The agreement provides that Lambert shall invest up to USD$100,000,000 (the “Commitment Amount”) to purchase the Company’s common stock. This is a voluntary agreement on the part of the company. That is, according to the Agreement, in the event that the company is actually trading on an agreed upon exchange, after a 30 day trading period, in which price and volume are established, the company may seek a draw down wherein Lambert, using the 30 day price trading average, would purchase up to $2,000,000.00 of the company stock per draw down per the agreement. Further, there is no assurance that Lambert will provide funding if needed nor that the company will need to activate the agreement.

On June 10th, 2014 we signed an agreement with Lambert Private Equity, LLC.  The agreement provides that Lambert shall invest up to USD$100,000,000 (the “Commitment Amount”) to purchase the Company’s common stock, $.0001 par value per share (the "Common Stock”); and such investments will be made in reliance upon the provisions of Section 4(2) under the Securities Act of 1933, as amended (the “1933 Act”), Rule 506 of Regulation D, and the rules and regulations promulgated thereunder.

As an inducement to Lambert to enter into this Agreement and as consideration for making the investment, the Company has agreed to issue to Lambert a Commitment Fee 2% of the Commitment Amount in Shares at a par value of $.0001 per share, but subject to the limitation set forth in Section 2(e) of this Agreement. Initially the Company shall issue Investor 285,715 Shares. The parties acknowledge that the Commitment Fee is part of the investment structure and is not a fee paid for services

Pharmamed’s agreement with Lambert Private Equity LLC has specific registration rights that could affect potential shareholder rights. Lambert Private Equity holds shares within Pharmamed Inc, per a commitment fee and will not be able to add additional funding if the company holds more than 4.9% ownership. The company will be able to draw down on $2,000,000 at a time per the agreement. Please see and read the Lambert Private Equity Agreement per the Exhibit. Overall Limit on Common Stock Issuable. Notwithstanding anything contained herein to the contrary, if during the Open Period the Company becomes listed on an exchange that limits the number of shares of Common Stock that may be issued without shareholder approval, then the number of Shares issuable by the Company pursuant to this Agreement, shall not exceed that number of the shares of Common Stock that may be issuable without shareholder approval, (the "Maximum Common Stock Issuance"), unless the issuance of Shares, including any Common Stock to be issued pursuant to this Agreement, in excess of the Maximum Common Stock Issuance shall first be approved by the Company's shareholders. There can be no assurances that our common stock will ever be listed in which case we would not be permitted to put shares to Lambert under this agreement. The parties understand and agree that the Company's failure to seek or obtain such shareholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Shares hereunder or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance limitation, and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section 2(i). (see exhibit for more detail) . If and when initiated this will cause significant dilution to the company’s shareholder base. The Lambert Agreement is a voluntary agreement on the part of the company. That is, according to the Agreement, in the event that the company is actually trading on an agreed upon exchange, after a 30 day trading period, in which price and volume are established, The company, may seek a draw down wherein Lambert, using the 30 day price trading average,. This would cause a dilution to existing shareholders. Consequently, the company will utilize the Lambert Agreement only when and if absolutely necessary to meet financial demands. Further, there is no assurance that Lambert will provide funding if needed nor that the company will need to activate the agreement.

We may be unable to acquire the properties that are critical to our proposed business.  Our business plan involves the acquisition of properties which will be leased to marijuana growers.    There can be no assurance that we will be able to obtain the capital needed to purchase any properties.

Our failure to obtain capital may significantly restrict our proposed operations.  We need capital to operate and fund our business plan.   We do not know what the terms of any future capital raising may be but any future sale of our equity securities will dilute the ownership of existing stockholders and could be at prices substantially below the price of the shares of common stock sold in this offering.  The failure of us to obtain the capital which it requires may result in the slower implementation of our business plan.

Our proposed business is dependent on laws pertaining to the marijuana industry. Continued development of the marijuana industry is dependent upon continued legislative authorization of marijuana at the state level.  Any number of factors could slow or halt progress in this area.  Further, progress, while encouraging, is not assured.  While there may be ample public support for legislative action, numerous factors impact the legislative process.  Any one of these factors could slow or halt use of marijuana, which would negatively impact our proposed business.

As of May 31, 2014, 21 states and the District of Columbia allow its citizens to use medical marijuana.  Additionally, voters in the states of Colorado and Washington approved ballot measures last November to legalize cannabis for adult use.  The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana.   However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws.  Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly.  Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us and its shareholders.

Further, and while we do not intend to harvest, distribute or sell cannabis, by leasing facilities to growers of marijuana, we could be deemed to be participating in marijuana cultivation, which remains illegal under federal law, and exposes us to potential criminal liability, with the additional risk that our properties could be subject to civil forfeiture proceedings.

At the moment, it is our sole intent to only conduct business within the state of Colorado. We intend to abide by all the state and local rules associated with getting a particular property legally permitted to conduct business within the medical marijuana space. At any time in any town, the laws may change that would not allow us to continue leasing a space for its intended business purpose.

The marijuana industry faces strong opposition.   It is believed by many that large well-funded businesses may have a strong economic opposition to the marijuana industry.  We believe that the pharmaceutical industry clearly does not want to cede control of any product that could generate significant revenue.  Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products.  The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement.  Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

Marijuana remains illegal under Federal law.   Marijuana is a schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal law.  Since federal law criminalizing the use of marijuana preempts state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in our inability to proceed with its business plan.

Potential users of our proposed facility may have difficulty accessing the service of banks, which may make it difficult for them to operate.   Since the use of marijuana is illegal under federal law, there is a compelling argument that banks cannot accept for deposit funds from businesses involved with marijuana.  Consequently, businesses involved in the marijuana industry often have trouble finding a bank willing to accept their business.  The inability to open bank accounts may make it difficult for potential tenants of our proposed facility to operate.

The Company may not be able to secure bank financing on favorable terms, if at all due to the involvement of our company in the marijuana industry.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.   Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter its business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations.  In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business.  We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business.

Potential competitors could duplicate our business model.   There is no aspect of our business which is protected by patents, copyrights, trademarks, or trade names.  As a result, potential competitors could duplicate our business model with little effort.

We are dependent on its management and the loss of any of its officers could harm our business.   Our future success depends largely upon the experience, skill, and contacts of our officers.  The loss of the services of these officers may have a material adverse effect upon our business. Our president Daniel Gallagher and Director Mr. Geoffrey Thompson have no experience in the marijuana industry nor do they have any experience operating a public company.

Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares.   Trades of our common stock will be subject to Rule 15g-9 of the Securities and Exchange Commission which rule imposes certain requirements on broker/dealers who sell securities subject to the rule to persons other than established customers and accredited investors.  For transactions covered by the rule, brokers/dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale.  The Securities and Exchange Commission also has rules that regulate broker/dealer practices in connection with transactions in "penny stocks".  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system).  The penny stock rules require a broker/ dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker/dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  The bid and offer quotations, and the broker/dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

Our Articles of Incorporation authorize our Board of Directors to issue up to 10,000,000 shares of preferred stock.  The provisions in the Articles of Incorporation relating to the preferred stock allow directors to issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of common stock.  The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in certain transactions such as mergers or tender offers if these transactions are not favored by management.

We are deemed as a “shell company” under Rule 12b-2 of the Exchange Act.  Resale of our shares is not permitted under Rule 144(i) until 12 months after the registrant is no longer considered a shell company.

We are considered a shell company as defined by Rule 12b-2 of the Exchange Act.  Rule 12b-2 defines a shell company as a registrant that has nominal operations and assets consisting solely of cash and cash equivalents and nominal other assets.  Our shell company status prevents the resale of our shares under Rule 144(i) unless and until 12 months after we are no longer considered a shell company.  We caution investors as to the highly illiquid nature of an investment in our shares.   In addition, until our shell company status has been removed, we will be unable to register shares for issuance in equity compensation plans and agreements on Form S-8.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the registrant, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the registrant, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

PLAN OF DISTRIBUTION

This prospectus relates to the sale of 10,000,000 common shares by the registrant.

There is no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The Offering

We intend to sell the 10,000,000 common shares ourselves and do not intend to use underwriters or pay any commissions for these sales.  We will be selling our common shares using the best efforts of our officers and directors.  No officer or director will receive any compensation for sales made.

In accordance with Rule 3(a)(4)(ii) of the Securities Exchange Act of 1934, our officers and directors primarily perform substantial duties on behalf of the issuer that have no connection to securities transactions.

None of our officers or directors are a broker or dealer or and associated person of a broker or dealer, nor have they been within the preceding 12 months.  They will not participate in selling an offering of securities for any issuer more than once every twelve months other than in reliance on Rule 3(a)(4)(i) and (iii).

There is no plan or arrangement to enter into any contracts or agreements to sell the common shares with a broker or dealer.  Our officers and directors will sell the common shares and intend to offer them to friends, family members and business acquaintances.

There is no minimum amount of common shares we must sell so no money raised from the sale of our common shares will go into escrow, trust or another similar arrangement.

Penny Stock

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock on the OTC Bulletin Board may be below $5.00 per share.  As a result, our common stock will be subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

  Make a suitability determination prior to selling penny stock to the purchaser;
  Receive the purchaser’s written consent to the transaction; and
  Provide certain written disclosures to the purchaser.

BUSINESS

On June 6, 2014 we changed our name to PHARMAMED Inc.  We plan to provide sophisticated services and solutions to the regulated cannabis industry throughout the United States by first acquiring, and then leasing, growing space and related facilities to licensed marijuana growers and dispensary owners for their operations.  Tenants will pay rent and other fees to us for the use of the properties, all in compliance with applicable local and state laws and regulations.

Our initial focus will be on opportunities within Colorado, which has allowed its citizens to use medical marijuana since 2000.  Voters in Colorado approved a ballot measure in November 2012 to legalize marijuana for adult use.

Starting Jan 1, 2014, adult Colorado citizens and visiting adults purchase marijuana without any medical licenses.  At this time we have no current plans, arrangements or understandings to acquire any particular properties. We intend on using local real-estate brokers to assist us with finding properties that match our specific criteria. We will look for properties that are located within a town or local municipality that if friendly towards these business operations. The properties we will be looking at need to either be large enough to allow us to develop a cultivation center and or build out a dispensary. We feel a minimum of 1,500 square feet would be sufficient for a dispensary operation and 20,000 plus square feet for a cultivation center.

The land we will own and or lease will be utilized for both medical and recreational use.

Our future plans will be dependent upon our ability to raise the capital required to acquire properties.

Market Conditions

According to the Colorado Department of Revenue, Colorado’s marijuana industry reported $45 million in recreational and medical marijuana in sales in January 2014, putting marijuana sales on pace to exceed $540 million for the year ending December 31, 2014.

The national regulated marijuana market is estimated to be between $2 -$3 billion in 2014 and is expected to increase to $6 billion by 2018.

In Colorado, the market was expanded in January 2014 to include adult use, including visitors from other states.  Voters in Washington recently approved a ballot measure to legalize cannabis for adult use.  Many experts predict that other states will follow Colorado and Washington in enacting legislation or approving ballot measures that expand the permitted use of cannabis.

Government Regulation

Marijuana is a Schedule-I controlled substance and is illegal under federal law.  Even in those states in which the use of marijuana has been legalized, its use remains a violation of federal laws.

A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse.   The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”   If the federal government decides to enforce the Controlled Substances Act in Colorado with respect to marijuana, persons that are charged with distributing, possessing with intent to distribute, or growing marijuana could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of December 16, 2013, 20 states and the District of Columbia allow its citizens to use Medical Marijuana.  Additionally, voters in the states of Colorado and Washington approved ballot measures last November to legalize cannabis for adult use.  The state laws are in conflict with the federal Controlled Substances Act, which makes marijuana use and possession illegal on a national level. The Obama administration has effectively stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical marijuana.   However, there is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws.  Additionally, any new administration that follows could change this policy and decide to enforce the federal laws strongly.  Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us.  While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the Federal or state governments.

 In order to participate in either the medical or recreational sides of the marijuana industry in Colorado all businesses and employees must obtain licenses from the state and, for businesses, local jurisdictions. Colorado issues four types of business licenses including cultivation, manufacturing, dispensing, and testing. In additional, all owners and employees must obtain an occupational license to be permitted to own or work in a facility. All applicants for licenses undergo a background investigation, including a criminal records check for all owners and employees.

Colorado has also enacted stringent regulations governing the facilities and operations of marijuana businesses. All facilities are required to be licensed by the state and subject to comprehensive security and surveillance requirements. In addition, each facility is subject to extensive regulations that govern its businesses practices, which includes mandatory seed-to-sale tracking and reporting, health and sanitary standards, packaging and labeling requirements, and product testing for potency and contaminants.

Despite the Obama administration’s statements, the Department of Justice has stated that it will continue to enforce the Controlled Substance Act with respect to marijuana in Colorado to prevent:

●	the distribution of marijuana to minors;

●	criminal enterprises, gangs and cartels receiving revenue from the sale of marijuana;

●	the diversion of marijuana from states where it is legal under state law to other states;

●	state-authorized marijuana activity from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

●	violence and the use of firearms in the cultivation and distribution of marijuana;

●	driving while impaired and the exacerbation of other adverse public health consequences associated with marijuana use;

●	the growing of marijuana on public lands; and

●	marijuana possession or use on federal property.

Laws and regulations affecting the medical marijuana industry are constantly changing, which could detrimentally affect our proposed operations.   Local, state and federal medical marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter its business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on its operations.  In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business.  These ever changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its business.

Since the use of marijuana is illegal under federal law, there is a compelling argument that banks cannot accept for deposit funds from businesses involved with marijuana.  Consequently, businesses involved in the marijuana industry often have trouble finding a bank willing to accept their business.  The inability to open bank accounts may make it difficult for potential tenants of our proposed facility to operate.

General

Our offices are located at 9435 Bormet Drive, Unit 1A, Mokena, IL, this space is provided by Mr. Gallagher free of charge.

As of July 2, 2014 have no full time employees and one part time employee.

Reports to Security Holders

We will file the necessary quarterly and other reports with the Securities and Exchange Commission.  Although we will not be required to deliver our annual or quarterly reports to security holders, we intend to forward this information to security holders upon receiving a written request to receive such information.  The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Securities and Exchange Commission located at 100 F Street N.E., Washington, D.C. 20549.

Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates.  Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  In addition, the Commission maintains a World Wide Website on the Internet at: http://www.sec.gov that contains reports and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

USE OF PROCEEDS

Any proceeds received from the sale of our common shares will be deposited directly into the operating account of Pharmamed. We will be attempting to raise up to $100,000,000, minus expenses of $50,000, from the sale of our common shares. These proceeds will be used as follows:

	100%	75%	50%	25%
Gross Proceeds	$100,000,000	$75,000,000	$50,000,000	$25,000,000
Less Offering Expenses	(50,000)	(50,000)	(50,000)	(50,000)
Net Offering Proceeds	$99,950,000	74,950,000	$49,950,000	$24,950,000

Sales and Marketing	$4,000,000	$5,000,000	$3,000,000	$850,000
Land Acquisition	$80,000,000	$55,000,000	$40,000,000	$20,000,000
Technology	$4,000,000	$5,000,000	$2,000,000	$825,000
Legal and Accounting	$950,000	$950,000	$1,000,000	$800,000
Onboarding Talent	5,000,000	$3,000,000	$1,950,000	$800,000
Working Capital	5,000,000	$3,000,000	$1,000,000	$850,000
Licensing	$1,000,000	$3,000,000	$1,000,000	$825,000
Net Proceeds	$0.00	$0.00	$0.00	$0.00

Our offering expenses are comprised of legal and accounting expenses.  Our officers and directors will not receive any compensation for their efforts in selling our shares.

Working capital may also consist of income taxes, interest expense, sales commissions and administrative expenses

In the event we are not successful in selling all of the securities to raise at least $25,000,000, we would utilize any available funds raised the following order of priority:

- For general and administrative expenses, including legal and accounting fees and administrative support expenses incurred in connection with our reporting obligations with the SEC.

- For sales and marketing and

- For the purchase of equipment and hardware.

We need to raise a minimum of $25,000,000 to implement our plan of operations. We feel that $25,000,000 will be enough capital to allow us to acquire enough properties in Colorado to sustain our business model. These funds would essentially allow us to acquire multiple sites for cultivation centers as well as dispensary locations. We are allocating the cost for a dispensary location to be roughly $200,000 per site and $750,000 to $1,000,000 for the property needed per each cultivation site. These prices have been researched utilizing located knowledgeable real–estate brokers and reflect current market conditions.

DETERMINATION OF OFFERING PRICE

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.  We are offering the common shares at a price of $10.00 per share.  Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share and was entirely arbitrary and is a significant increase in price since inception in April of $.0001 sold to our founders.   The price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of June 30, 2014, the net tangible book value of our shares of common stock was ($2,886) or approximately $0.00 per share based upon 19,785,715 shares outstanding.

If 100% of the Shares Are Sold:

Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 29,785,715 shares to be outstanding will be (2,886) or approximately $.00 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $10.00 per share without any additional investment on their part. Investors in the offering will incur an immediate dilution from $10.00 per share to $6.98 per share.

After completion of this offering, if 10,000,000 shares are sold, investors in the offering will own 34% of the total number of shares then outstanding for which they will have made cash investment of $100,000,000, or $10.00 per share. Our existing stockholders will own 66% of the total number of shares then outstanding, for which they have made contributions of cash totaling $0.00 per share.

Upon completion of this offering, in the event all shares are not sold, the following table details the range of possible outcomes proceeds from the offering assuming the sale of 100%, 50%, 25%, and 10%.

DILUTION

Upon the completion of the offering, there will be up to 29,785,715 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Funding Level	$100,000,000	$50,000,000	$25,000,000	$10,000,000

Offering price	$10.00	$10.00	$10.00	$10.00
Net tangible book value per common share before offering	$(0.00)	$(0.00)	$(0.00)	$(0.00)
Pro forma net tangible book value per common share after	$3.02	$1.82	$1.01	$0.43
Dilution to investors	$6.98	$8.18	$8.99	$9.57
Dilution as a percentage of offering price	70%	80%	90%	96%

Based on 19,785,715 common shares outstanding as of June 30, 2014 and total stockholder's deficit of $(2,886) utilizing audited financial statements.

Since inception, the officers, directors, promoters and affiliated persons have paid an aggregate average price of $.0001 per common share in comparison to the offering price of $10.00 per common share.

Further Dilution

The registrant may issue equity and debt securities in the future.  These issuances and any sales of additional common shares may have a depressive effect upon the market price of the registrant's common shares and investors in this offering.

DIVIDEND POLICY

We have never declared or paid any dividends. In addition, we anticipate that we will not declare dividends at any time in the foreseeable future. Instead, we will retain any earnings for use in our business. This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The board of directors may base a determination that a distribution is not prohibitive either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATION

We were incorporated on April 25, 2014.

Our initial focus will be on opportunities within Colorado, which has allowed its citizens to use medical marijuana since 2000. Voters in Colorado recently approved a ballot measure in November 2013 to legalize marijuana for recreational adult use.

The following discussion analyzes our financial condition and summarizes the results of operations for the period ended June 30, 2014.  This discussion and analysis should be read in conjunction with our financial statements included as part of this prospectus.

While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the Federal or state governments.

Results of Operations

Period of inception (April 25, 2014) through June 30, 2014

We did not have any revenues for the period from inception through June 30, 2014.  This lack of revenue was primarily due to the development stage status of the Company.

Our general and administrative expenses were $4,865 for the period from inception to June 30, 2014. The expenses were related to business development and fees related to the formation and start-up of the Company.

Liquidity and Capital Resources

At June 30, 2014, we had cash on hand of $1,360, and current liabilities of $14,246 which consist of a loan from our shareholder.

Our continued operations will depend on being able to raise additional capital in order to execute our business plan.

Trends

Except for our agreement with Lambert, we do not have any commitments or arrangements from any person to provide us with any additional capital.  We may not be successful in raising the capital we will need.

Other than as disclosed above, we do not know of any:

●	trends, events or uncertainties that have had, or are reasonably expected to have, a material impact on our revenues or expenses.

●	trends, demands, commitments, events or uncertainties that will result in, or that are reasonably likely to result in, any material increase or decrease in liquidity; or

●	significant changes in expected sources and uses of cash.

Contractual Obligations

None

Critical Accounting Policies

See Note 2 to the financial statements included as part of this prospectus for a description of our critical accounting policies and the potential impact of the adoption of any new accounting pronouncements.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements that are reasonably likely to have a current or future material effect on our financial condition, revenue or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

Management's discussion and analysis of its financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on- going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies.  We believe our estimates and assumptions to be reasonable under the circumstances.  However, actual results could differ from those estimates under different assumptions or conditions. Our financial statements are based on the assumption that we will continue as a going concern.  If we are unable to continue as a going concern we would experience additional losses from the write-down of assets.

 JOBS Act

The Company is electing to not opt out of JOBS Act extended accounting transition period. This may make its financial statements more difficult to compare to other companies.

Emerging Growth Company

The recently enacted JOBS Act is intended to reduce the regulatory burden on emerging growth companies. The Company meets the definition of an emerging growth company and so long as it qualifies as an emerging growth company,” it will, among other things:

  be temporarily exempted from the internal control audit requirements Section 404(b) of the Sarbanes-Oxley Act be temporarily exempted from various existing and forthcoming executive compensation-related disclosures, for example:  “say-on-pay”, “pay-for-performance”, and “CEO pay ratio”.
  be temporarily exempted from any rules that might  be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or supplemental auditor discussion and analysis reporting;
  be temporarily exempted  from having to solicit advisory say-on-pay, say-on-frequency and say-on-golden-parachute shareholder votes on executive compensation under Section 14A of the Securities Exchange Act of 1934, as amended;
  be permitted to comply with the SEC’s detailed executive compensation disclosure requirements on the same basis as a smaller reporting company; and, be permitted to adopt any new or revised accounting standards using the same timeframe as private companies (if the standard applies to private companies).

Our company will continue to be an emerging growth company until the earliest of:

  the last day of the fiscal year during which we have annual total gross revenues of $1 billion or more;
  the last day of the fiscal year following the fifth anniversary of the first sale of our common equity securities in an offering registered under the Securities Act;
  the date on which we issue more than $1 billion in non-convertible debt securities during a previous three-year period; or
  the date on which we become a large accelerated filer, which generally is a company with a public float of at least $700 million (Exchange Act Rule 12b-2).

New Accounting Pronouncements

The registrant has adopted all recently issued accounting pronouncements.  The adoption of the accounting pronouncements, including those not yet effective, is not anticipated to have a material effect on the financial position or results of operations of the registrant.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our bylaws provide that the number of directors who shall constitute the whole board shall be such number as the board of directors shall at the time have designated. We confirm that the number of authorized directors has been set at no more than three and not less than two pursuant to our bylaws. Each director shall be selected for a term of one year and until his successor is elected and qualified. Vacancies are filled by a majority vote of the remaining directors then in office with the successor elected for the unexpired term and until the successor is elected and qualified. The directors, officers and significant employees are as follows:

MANAGEMENT

Our current officers and directors are listed below. Directors are generally elected at an annual shareholders’ meeting and hold office until the next annual shareholders’ meeting, or until their successors are elected and qualified.  Executive officers are elected by directors and serve at the board’s discretion.

Name	Age	Position

Daniel Gallagher	34	Chief Executive Officer and Director

Geoffrey Thompson	46	Director

Information regarding our officers is shown below.

Daniel P. Gallagher is the founder and Managing Partner of Pathways Financial, LLC specializing in the acquisition, entitlement, funding, and oversight of companies Initial Public Offering process. Daniel has over ten years experience in business management since graduating from the esteemed Aquinas College School of Business with a Bachelors in Business Administration. After graduation, Daniel continued his role as the Vice President of Sales and Marketing for his family’s homebuilding company Gallagher Homes wherein he was responsible for the sales operations in multiple communities throughout the Chicago land area. When the housing bubble burst in 2008, Daniel took his expertise in management and expanded into the home health care industry with the launch of At Home Health Services. In 2013, At Home Health Services concluded a two year expansion and repositioning process and was sold to Accelera Innovations, a healthcare conglomerate, for cash and stock. As a result, Daniel shifted focus to the public and private finance markets and in 2013 created Pathways Financial, LLC. Since inception, Daniel has arranged pre-IPO funding and company positioning Daniel’s most recent endeavor is serving as the Strategic Market Analyst for Georgia Peaches, LLC, a Private Equity Firm located in Chicago, IL. Daniel remains committed to expanding his business interests in the public and private finance sector as well as being an irreplaceable asset to the companies he consults.

Geoffrey J. Thompson: Mr. Thompson holds 17 years of experience in a wide array of endeavors business ownership and management with a focus predominantly in entrepreneurial-based activities involving start up and stabilization. Geoff has served on board positions of 2 mortgage lenders, 3 real estate based companies, 3 technology companies, and a financial services firm. He is also the owner of a public shell company, Accelera Innovations, Inc. and has recently brought 2 technology companies from research and development to market deployment in the FOREX industry and Health Care Technology sector.

Mr. Thompson has participated in a wide variety of community based work as well as hosting his own radio show in the Chicago area from 2005 -2008. He also spends time with fledgling entrepreneurs and small business owners in coaching and development as well as financial restructuring for corporate clients in market advancement and turn around strategies.

Name and Principal Position	Year	Salary $	Bonus $	Stock Awards $	Option Awards $	All Other Compensation $	Total $
Daniel Gallagher, Chief Executive Officer (1)	2014	—	—	—	—	—	—

(1)We do not have employment agreements with any of our officers.

Stock Option and Stock Bonus Plans.   We do not have any stock option plans, although we may adopt one or more of such plans in the future.

Long-Term Incentive Plans. We do not provide our officers or employees with pension, stock appreciation rights or long-term incentive plans.

Employee Pension, Profit Sharing or other Retirement Plans.   We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Directors.   In the period from April 25, 2014 (inception) to July 2, 2014, we did not compensate our directors for acting as such.

Compensation Committee Interlocks and Insider Participation.   Daniel Gallagher, our only director, acts as our compensation committee.  During the period ended June 30, 2014 none of our officers was a member of the compensation committee or a director of another entity, which other entity had one of its executive officers serving as one of our directors or as a member of our compensation committee.

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Outstanding Equity Awards

Our directors and officers do not have unexercised options, stock that has not vested, or equity incentive plan awards.

Options/SAR Grants

We do not currently have a stock option plan. No individual grants of stock options, whether or not in tandem with stock appreciation rights known as SARs or freestanding SARs have been made to any executive officer or any director since our inception; accordingly, no stock options have been granted or exercised by any of the officers or directors since inception.

Long-Term Incentive Plans and Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.  No individual grants or agreements regarding future payouts under non-stock price-based plans have been made to any executive officer or any director or any employee or consultant since our inception; accordingly, no future payouts under non-stock price-based plans or agreements have been granted or entered into or exercised by our officer or director or employees or consultants since inception.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:

- Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

- Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);

- Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or

- Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

Related Party Transactions

As of June 30, 2014, the Company was obligated to a founder of the Company, for a non-interest bearing demand loan with a balance of $14,246. The Company plans to pay the loan back as cash flows become available.

PRINCIPAL SHAREHOLDERS

The following table shows the beneficial ownership of our common stock as of the date of this prospectus by (i) each person whom we know beneficially owns more than 5% of the outstanding shares of its common stock; (ii) each of our officers; (iii) each of our directors; and (iv) all the officers and directors as a group.  Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock. Unless otherwise indicated, beneficial ownership is determined in accordance with the Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended, and includes voting or investment power with respect to shares beneficially owned.

Name and Address	Number of Shares	Percentage of Class
Rose M. Gallagher Revocable Trust (1)	9,000,000	45%
Synergistic Holdings (2)	9,000,000	45%
All officers and directors as a group	18,000,000	90%

(1) Is controlled by Daniel Gallagher officer/director

(2) Controlled by Geoffrey Thompson Director

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue 100,000,000 shares of common stock.  Holders of common stock are each entitled to cast one vote for each share held of record on all matters presented to shareholders.  Cumulative voting is not allowed; hence, the holders of a majority of our outstanding shares of common stock can elect all directors.

Holders of common stock are entitled to receive such dividends as may be declared by the Board out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities.  Our directors are not obligated to declare a dividend.  It is not anticipated that dividends will be paid in the foreseeable future.

Holders of common stock do not have preemptive rights to subscribe to any additional shares which may be issued in the future.  There are no conversions, redemption, sinking fund or similar provisions regarding the common stock.  All outstanding shares of common stock are fully paid and non-assessable.

Warrants

None at this time

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock.  Shares of preferred stock may be issued from time to time in one or more series as may be determined by the Board of Directors.  The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions of each series will be established by the Board of Directors.  Our directors may issue preferred stock with multiple votes per share and dividend rights which would have priority over any dividends paid with respect to the holders of our common stock.  The issuance of preferred stock with these rights may make the removal of management difficult even if the removal would be considered beneficial to shareholders generally, and will have the effect of limiting shareholder participation in transactions such as mergers or tender offers if these transactions are not favored by management.  As of the date of this prospectus we had not issued any shares of preferred stock.

Transfer Agent and Registrar

Our transfer agent is West Coast Stock Transfer, Inc. located at 721 N. Vulcan Ave. Ste. 205, Encinitas, CA 92024.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 19,785,715 shares of our common stock outstanding of which no common shares may be freely traded without restriction.

Upon the effectiveness of this registration statement, up to an additional 10,000,000 common shares may be issued and will be eligible for immediate resale in the public market. The remaining common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

In general, under Rule 144, a person who has beneficially owned, for at least one year, shares of common stock that have not been registered under the Securities Act or that were acquired from an affiliate of Bling is entitled to sell within any three-month period the number of shares of common stock that does not exceed the greater of:

- one percent of the number of then outstanding shares of common stock, or

- the average weekly reported trading volume during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker. A person who is not an affiliate of Bling under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least two years is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions. Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the two year holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144.  Rule 144 is also not available for the resale of securities issued by shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company.  The SEC has provided an exception to this prohibition if the following conditions are met: The issuer of the securities that was formerly a shell company has ceased to be a shell company;

The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

The issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

At least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer as provided in the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

Since inception on April 25, 2014, there were no disagreements with Pharmamed’s principal accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure. In addition, there were no reportable events as described in Item 304 of Regulation S-K that occurred within Pharmamed’s two most recent fiscal years and the subsequent interim periods.

EXPERTS

Paritz & Company, P.A. has audited our Financial Statements for the period April 25, 2014 (date of inception) through June 30, 2014 and to the extent set forth in its report, which are included herein in reliance upon the authority of said firm as experts in accounting and auditing. There were no disagreements related to accounting principles or practices, financial statement disclosure, internal controls or auditing scope or procedure from date of appointment as our independent registered accountant through the period of audit (inception April 25, 2014 through June 30, 2014.

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our common stock was employed on a contingency basis or had or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in us. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for Pharmamed’s common stock. Pharmamed anticipates applying for trading of its common stock on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”) upon the effectiveness of the registration statement of which this prospectus forms a part. However, Pharmamed can provide no assurance that its shares will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize.

Pharmamed has entered into a Stock Purchase agreement with Lambert Private Equity LLC to provide up to $100,000,000 in funding if and when certain milestones are reached. Please see exhibit 99.2 for details.

Pharmamed has no common stock that is subject to outstanding warrants to purchase or securities that are convertible to Pharmamed common stock.

As of July 14, 2014, Pharmamed had 19,785,715 common shares outstanding

Holders of Pharmamed’s Common Stock

As of July 14, 2014, Pharmamed had 4 holders of its common stock.

Equity Compensation Plans

Pharmamed has no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Registration Rights

None.

Dividends

There are no restrictions in Pharmamed’s articles of incorporation or bylaws that restrict Pharmamed from declaring dividends. The Delaware Revised Statutes, however, do prohibit Pharmamed from declaring dividends where, after giving effect to the distribution of the dividend:

Pharmamed would not be able to pay its debts as they become due in the usual course of business; or

Pharmamed’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Pharmamed has not declared any dividends. Pharmamed does not plan to declare any dividends in the foreseeable future.

LEGAL PROCEEDINGS

We are not involved in any legal proceedings and we do not know of any legal proceedings which are threatened or contemplated.

INDEMNIFICATION

Our Bylaws authorize indemnification of a director, officer, employee or agent against expenses incurred by him in connection with any action, suit, or proceeding to which he is named a party by reason of his having acted or served in such capacity, except for liabilities arising from his own misconduct or negligence in performance of his duty.  In addition, even a director, officer, employee, or agent found liable for misconduct or negligence in the performance of his duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, or controlling persons pursuant to these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

AVAILABLE INFORMATION

We have filed with the Securities and Exchange Commission a Registration Statement on Form S-1 (together with all amendments and exhibits) under the Securities Act of 1933, as amended, with respect to the Securities offered by this prospectus.  This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission.  For further information, reference is made to the Registration Statement which may be read and copied at the Commission’s Public Reference Room.

We are subject to the requirements of the Securities and Exchange Act of 1934 and are required to file reports and other information with the Securities and Exchange Commission.  Copies of any such reports and other information filed by us can also be read and copied at the Commission’s Public Reference Room.

The Public Reference Room is located at 100 F Street, N.E., Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding public companies.  The address of the site is http://www.sec.gov.

FINANCIAL STATEMENTS

TABLE OF CONTENTS

PHARMAMED, INC.

(A Development Stage Company)

INDEX TO AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (APRIL 25, 2014) TO JUNE 30, 2014

Paritz	& Company, P.A	15 Warren Street, Suite 25 Hackensack, New Jersey 07601 Phone: (201) 342-7753 Fax: (201) 342-7598

Certified Public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Pharmamed, Inc.

We have audited the accompanying balance sheet of Pharmamed, Inc. as of June 30, 2014 and the related statements of operations, stockholders’ deficit and cash flows for the period April 25, 2014 (Inception) to June 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not generated any revenues since inception, has sustained a net loss of $4,865 since inception, and has a stockholders’ deficit of $2,886 at June 30, 2014. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pharmamed, Inc. as of June 30, 2014, and the results of its operations and cash flows for the period April 25, 2014 (Inception) to June 30, 2014 in conformity with accounting principles generally accepted in the United States of America.

/S/Paritz & Company, P.A.

Hackensack, New Jersey

July 7, 2014

F-1

PHARMAMED, INC.

(A Development Stage Company)

BALANCE SHEET

JUNE 30, 2014

ASSETS

CURRENT ASSETS
Cash	$1,360
Prepaid expenses	10,000
Total current assets	11,360

TOTAL ASSETS	$11,360

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Loan payable - shareholder	$14,246
Total current liabilities	14,246

TOTAL LIABILITIES	14,246

STOCKHOLDERS' (DEFICIT)
Preferred stock, $0.0001 par value, 10,000,000 shares authorized,
no shares issued and outstanding	—
Common stock, $0.0001 par value, 100,000,000 shares authorized,
19,785,715 shares issued and outstanding	1,979
Accumulated deficit	(4,865)
Total stockholders' (deficit)	(2,886)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$11,360

The accompanying notes are an integral part of these consolidated financial statements.

F-2

PHARMAMED, INC.

(A Development Stage Company)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM INCEPTION (APRIL 25, 2014) TO JUNE 30, 2014

REVENUE	$—

OPERATING EXPENSES
General and administrative	4,865

Total operating expenses	4,865

Net loss before income taxes	(4,865)

Income tax provision	—

NET LOSS	$(4,865)

Weighted average number of shares outstanding - basic and diluted	17,639,611

Earning per share - basic and diluted	$(0.00)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PHARMAMED, INC.

(A Development Stage Company)

STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM INCEPTION (APRIL 25, 2014) TO JUNE 30, 2014

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at Inception April 25, 2014	—	—	—	—	—

Shares issued for cash	19,500,000	1,950		—	1,950

Shares issued for services	285,715	29	—	—	29

Net loss for the period	—	—	—	(4,865)	(4,865)

Balance - June 30, 2014	19,785,715	$1,979	$—	$(4,865)	$(2,886)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PHARMAMED, INC.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM INCEPTION (APRIL 25, 2014) TO JUNE 30, 2014

Cash Flows from Operatiing Activities:

Net (Loss)	$(4,865)

Adjustments to reconcile net income (loss) to net cash
used in operating activities:

Stock issued for services	$29

Changes in operating assets
Prepaid expense	(10,000)
Net Cash used in Operating Activities	(14,836)

Cash flows from Financing Activities:

Proceeds from loan from shareholder	14,246
Proceeds from issuance of common stock	1,950
Net Cash provided by Financing Activities	16,196

Net increase in cash	1,360
Cash at beginning of period	—
Cash at end of period	1,360

The accompanying notes are an integral part of these consolidated financial statements.

F-5

PHARMAMED, INC.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2014

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Pharmamed, Inc. (the “Company”) was incorporated in the State of Delaware on April 25, 2014. The Company is a development stage company that intends to provide sophisticated services and solutions to the regulated cannabis industry throughout the United States by first acquiring, and then leasing, growing space and related facilities to licensed marijuana growers and dispensary owners for their operations

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915 “Development Stage Entities.” The Company is devoting substantially all of its efforts to the development of its business plans.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP).

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Start-Up Costs

In accordance with ASC 720, “Start-up Costs”, the Company expenses all costs incurred in connection with the start-up and organization of the Company.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

Prepaid expense

Prepaid expenses represent payments made in advance whereby the services have not yet been rendered to the Company. As of June 30, 2014 prepaid expenses represents a retainer payment made to an attorney for services to be rendered. As of June 30, 2014 the attorney had not yet rendered the services. The Company will record the appropriate expense when the services are performed.

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and loan payable to stockholder. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As of June 30, 2014, the Company did not have any amounts recorded pertaining to uncertain tax positions.

F-6

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which  defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 — quoted prices in active markets for identical assets or liabilities

Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions)

The Company has no assets or liabilities valued at fair value on a recurring basis.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  The Company has not generated any revenues since inception sustained a net loss of $4,865 for the period from inception to June 30, 2014, and has a stockholders’ deficit of $2,886 at June 30, 2014.  These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time.  The Company’s continuation as a going concern is dependent upon, among other things, its ability to generate revenues and its ability to receive capital from third parties.  No assurance can be given that the Company will be successful in these efforts.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company plans to raise funds by filing a form S-1 with the Securities and Exchange Commission to raise the capital to formulate its business plan. Management believes that once the capital is raised it will be able to carry out its planned business operations, which in turn will fund its needs.

NOTE 4 - INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to June 30, 2014 to the Company’s effective tax rate is as follows:

Income tax expense at statutory rate		$(1,650)
Change in valuation allowance		1,650
Income tax expense per books	$	-)

F-7

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as of June 30, 2014 are as follows:

Net Operating Loss		$1,650
Valuation allowance		(1,650)
Net deferred tax asset	$	-)

The Company has approximately $4,865 of net operating losses (“NOL”) carried forward to offset taxable income in future years which expire commencing in fiscal 2034. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 5 – STOCKHOLDERS’ DEFICIENCY

Authorized Stock

The Company has authorized 100,000,000 common shares and 10,000,000 preferred shares, both with a par value of $0.0001 per share.  Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

Common Share Issuances

Since inception (April 25, 2014), the company has issued a total of 19,500,000 common shares for proceeds of $1,950 to the Company’s founders

On May 13, 2014 the Company issued 28 5 ,715 shares to an Lambert Private Equity, LLC (see "Equity Agreement" below) as an inducement to the investor to enter into a subscription agreement, These shares were valued at par, the same price per share as the common stock issued to the Company's founders. The fair value of $29 was expensed in the accompanying statement of operations as incurred..

Preferred Share Issuances

There were no preferred shares issued from inception (April 25, 2014) to the period ended June 30, 2014.

Equity Agreement

On June 10, 2014 the Company signed an agreement with Lambert Private Equity, LLC. The Agreement states that in the event that the Company is actually trading on an agreed upon exchange, after a 30 day trading period, in which price and volume are established, the Company may seek a draw down wherein Lambert, using the 30 day price trading average, would purchase up to $2,000,000.00 of the Company’s common stock per draw down at a 10% discount from the established price.

This would cause a dilution to existing shareholders. Consequently, the Company will utilize the Lambert Agreement only when and if absolutely necessary to meet financial demands. As an inducement to Lambert to enter into this Agreement, the Company has issued 285,715 shares of common stock as a commitment fee (see “Common Share Issuances” above).

The agreement with Lambert Private Equity LLC has specific registration rights that could affect potential shareholder rights. Lambert Private Equity holds shares within the Company per a commitment fee and will not be able to add additional funding if the they hold more than 4.9% ownership. Further, there is no assurance that Lambert will provide funding if needed nor the Company will need to activate the agreement.

NOTE 6 – LOAN PAYABLE - SHAREHOLDER

As of June 30, 2014, the Company was obligated to a n founder of the Company, for a non-interest bearing demand loan with a balance of $14,246. The Company plans to pay the loan back as cash flows become available

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through July 7, 2014, the date which the financial statements were available to be issued.

F-8

Up to a Maximum of 100,000,000 Common Shares

at $10.00 per Common Share

Prospectus

Pharmamed Inc

__________________________2014

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

Information Not Required in Prospectus

Item 13.                   Other Expenses of Issuance and Distribution .

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered.

SEC Filing Fee	$12,880
Blue Sky Fees and Expenses	1,000
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	10,000
Miscellaneous	3,501
TOTAL	$70,000

All expenses other than the SEC filing fee are estimated.

Item 14.                   Indemnification of Officers and Directors

Our Articles of Incorporation provide that we may indemnify any and all of our officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in our best interest.

Item 15.                   Recent Sales of Unregistered Securities .

Since inception (April 25, 2014), the company has issued a total of 19,500,000 common shares for proceeds of $1,950 to the Company’s founders

On May 13, 2014 the Company issued 282,715 shares for consulting services. These shares were valued at par, the same price per share as the common stock issued to the Company’s founders.

Item 16.                 Exhibits

The following Exhibits are filed with this Registration Statement:

Exhibit Number	Exhibit Name
3.1 (1)	Articles of Incorporation Amended
3.2 (1)	Bylaws
5.1(1)	Opinion of Novi & Wilkin
23.1	Consent of Independent Auditor
23.2	Consent of Novi & Wilkin (included as Exhibit 5.1)
99.1	Form of Subscription Agreement
99.2(1)	Lambert LLC Subscription Agreement
(1) Filed previously

Item 17.                  Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section l0 (a)(3) of the Securities Act:

(ii)  To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of l933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)  If the registrant is relying on Rule 430B:

(A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)  If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mokena, IL

PHARMAMED INC

By:	/s/ Daniel Gallagher
Daniel Gallagher, Chief Executive Officer

In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniel Gallagher	Principal Executive Officer, and a Director	September 16, 2014
Daniel Gallagher

/s/ Daniel Gallagher	Principal Financial and Accounting Officer	September 16, 2014
Daniel Gallagher

/s/ Geoffrey Thompson	Director	September 16, 2014
Geoffrey Thompson